INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-17094, 33-59625 and 33-26873 of The Topps Company, Inc. on Form S-8 of our report dated April 1, 1997 appearing in this Annual Report on Form 10-K of The Topps Company, Inc. for the year ended March 1, 1997.




DELOITTE & TOUCHE LLP
New York, New York
May 15, 1997